Exhibit 99.1

         April 18, 2013

Contact:	Douglas J. Glenn
President and Chief Executive Officer
(757) 217-1000

STEFANIE LEVENSALOR REJOINS GATEWAY BANK MORTGAGE AS VICE PRESIDENT AND MARKET MANAGER

Virginia Beach, Virginia, April 18, 2013:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for The Bank of Hampton Roads (“BHR”) and Shore Bank, today announced that Stefanie M. Levensalor has rejoined its subsidiary Gateway Bank Mortgage (“Gateway Mortgage”) as Vice President and Market Manager.  She will be located in the Ghent Financial Center in Norfolk.  Levensalor served as a Vice President and Mortgage Officer for Gateway Mortgage from 2006 to 2012 and rejoins Gateway Mortgage after serving as a Vice President and Mortgage Officer for TowneBank Mortgage for the past year.  She has 12 years of mortgage experience and a proven track record of providing excellent customer service to her mortgage clients and realtors and originating high-quality mortgages.

Douglas J. Glenn, President and Chief Executive Officer of the Company and Chief Executive Officer of BHR, said, “As we implement our One Bank strategy and sharpen our focus on our core community banking franchise, we continue to attract talented, experienced bankers like Stefanie who know our customers and communities and share our excitement about the momentum and potential of our franchise.”

Chris Corchiani, CEO of Gateway Mortgage, said “Mortgages are a core financial product and we are excited about expanding our presence and mortgage offerings across the Company’s entire footprint.  We plan to continue to add experienced mortgage professionals who want to be a part of this opportunity.”

Prior to joining Gateway Mortgage in 2006, Levensalor served as a Mortgage Loan Officer and Customer Service Representative with RBC Centura Bank from 1999 to 2006.  She earned a B.S. in Business Administration from Elon College.

Caution About Forward-Looking Statements

Certain statements made in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, including prospective statements about the expansion of the presence and product offerings of the Company’s subsidiaries and performance of the Company’s personnel.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and other filings made with the SEC.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Virginia Beach, Virginia.  The Company’s primary subsidiaries are The Bank of

Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses.  Currently, The Bank of Hampton Roads operates banking offices in Virginia and North Carolina doing business as The Bank of Hampton Roads and Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through seven banking offices, ATMs and two loan production offices in West Ocean City, Maryland and Rehoboth Beach, Delaware. Through various affiliates, the Banks also offer mortgage banking services and investment products.  Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPR.”  Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

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